EXHIBIT 18


                                   MANAGER OF
                      IT STOCK, LLC AS OF NOVEMBER 8, 2001

         The name, position and business address of the member of IT Stock, LLC is set forth below.

Name               Position     Principal Occupation     Business Address
----               --------     --------------------     ----------------

NTOP Holdings,     Member       N/A                      c/o IT Stock, LLC
L.L.C.                                                   400 North Stephanie
                                                         Street, Suite 235,
                                                         Henderson, Nevada 89014